Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-152658) of Kimco Realty Corporation and Subsidiaries of our report dated October 27, 2008 appearing in this annual report on Form 11-K of Kimco Realty Corp. 401(k) Plan for the year ended April 30, 2008.

McGLADREY & PULLEN, LLP

New York, New York

October 27, 2008

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